EXHIBIT 23.2.1

                           Michael Johnson & Co., LLC
                       9175 East Kenyon Avenue, Suite 100
                             Denver, Colorado 80237
                                 (303) 796-0099

January 31, 2006

U.S. Securities and Exchange Commission
Division of Corporation Finance
100 F Street, NE
Washington, DC 20549

RE: Xsunx, Inc. - Form SB-2

Dear Sir/Madame:

We hereby consent to the incorporation by reference in the Registration Statement on SB-2 of Xsunx, Inc. of our report dated May 5, 2005 on our audit of the financial statements for the year ended September 30, 2004, and to all references to our firm included in the Registration Statement.

Sincerely,



                         /s/ Michael Johnson & Co., LLC
                         Michael Johnson & Co., LLC
                         Denver, Colorado